UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 1, 2017 (Date of earliest event reported)
ImmuCell Corporation (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12934 (Commission File Number)	01-0382980 (IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine (Address of principal executive offices)		04103 (Zip Code)
207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02– Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 1, 2017, Ms. Bobbi Jo Brockmann gave notice of her resignation from her position on the Company’s Board of Directors effective immediately, while maintaining her commitment to full-time employment by the Company without change.

On September 1, 2017, Dr. Joseph H. Crabb gave notice of his resignation from his position on the Company’s Board of Directors effective immediately, while maintaining his commitment to part-time employment by the Company without change.

These resignations reduce the number of non-independent members of the Company’s Board of Directors.

The resignation on August 10, 2017 of Dr. Linda Rhodes from the Board of Directors to avoid any perception of a conflict of interest (given her recent appointment to the Board of Directors of Zoetis, Inc.) reduced the number of independent directors by one. This temporarily reduced the number of members on the Company’s Compensation and Stock Option Committee from two to one. On August 30, 2017, in response to the Company’s receipt of a notification from Nasdaq concerning the Company’s ceasing to have at least two independent directors on this committee, Mr. David S. Cunningham was appointed to this committee. By letter dated August 31, 2017, Nasdaq confirmed that this committee composition deficiency was cured.

The Company has determined that an incumbent director, Dr. David S. Tomsche (a member of the Nominating Committee), is in fact not “independent” under Nasdaq guidelines due to the fact that two companies he controls have purchased (in each of the last three years) products from the Company (on terms no more favorable than those made available to customers generally) for aggregate amounts in between 5% to 6% of the Company’s total revenues for such periods.  Dr. Tomsche has resigned from the Nominating Committee and has been replaced in that position by independent director Mr. Paul R. Wainman.

In order to restore the Company’s board to compliance with the Nasdaq requirement that a majority of directors are independent, on September 1, 2017, Ms. Brockmann and Dr. Crabb, both Company employees, resigned their positions on the board, as discussed above, resulting in there now being a majority of directors who are independent under Nasdaq guidelines.

The Company has notified Nasdaq of these developments and does not believe that further action is required or that further consequences will follow.

It is the Company’s intent to add one or more independent directors to the board before the next annual shareholders meeting, to enable Ms. Brockmann to be reappointed to the board consistent with Nasdaq guidelines.  Both Ms. Brockmann and Dr. Crabb are expected to continue to perform their full-time and part-time employment responsibilities, respectively, without change.

Item 9.01–Financial Statements and Exhibits

(d)	Exhibits. The Exhibits included as part of this Current Report on Form 8-K are listed in the Exhibit Index that follows.
The Exhibit Index and the Exhibits listed therein are incorporated herein by this reference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Dated: September 5, 2017	By:	/s/ Michael F. Brigham
Michael F. Brigham President, Chief Executive Officer and Principal Financial Officer

3

Exhibit Index

Exhibit No.	Description

99.1	Letter of resignation from the Board of Directors from Ms. Brockmann to the Company dated September 1, 2017.

99.2	Letter of resignation from the Board of Directors from Dr. Crabb to the Company dated September 1, 2017.

4